EXHIBIT 10.5

                            REPRESENTATION AGREEMENT

THIS REPRESENTATION AGREEMENT, made this 1st day of Nov, 1998 by and between PLATINUM & GOLD RECORDING and PUBLISHING COMPANY a Florida Corporation, presently located at 12724 N.W. 11th Court, Sunrise, FL 33323 (hereinafter referred to as COMPANY) and Glenda Grainger, located at 1460 Sheridan Street, Hollywood, FL 33020, (hereinafter referred to as Glenda Grainger).

           WITNESSETH THAT:

           WHEREAS, the COMPANY and Glenda Grainger have, cocurrent herewith entered into an agreement dated above to have Glenda Grainger serve on the Board of Directors of Company as Director for a term of one (1) year, due to her vast skills and expertise in producing, composing, foreign ventures, selling, booking and contacts in the entertainment industry.


           NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and lawful consideration, the receipt and adequacy of which is acknowledged by all parties hereto, the parties hereto agree as follows:


           IT IS UNDERSTOOD, that concurrent with Company going public that Glenda Grainger will serve as a director on the Board of Directors of Company. This will give the company the ability too use her name and her consultation from time to time. One meeting per year will be required for an annual report.

Upon Company going public, Company will deliver 10,000 shares of common stock to Glenda Grainger for these services and permissions.

Entire Agreement: This agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

PLATINUM & GOLD RECORDING and PUBLISHING


by: /s/ Carol Neal                                  Date 11/1/98
Carol Neal, President

by:/s/ Glenda Grainger                              Date 11/1/98


STATE OF FLORIDA          )
COUNTY OF PALM BEACH      )SS:
                          )

The foregoing instrument before me this ___ day of _____________, 1998 by Glenda Grainger, who is personally known to me or who has produced __________________


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as identification and did/did not take an oath.

                                 Notary Public:



                  Sign______________________________


                  Print______________________________
                     State of Florida at Large (Seal)
                        My commission Expires:



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                                    EXHIBIT A



SHAREHOLDERS OF PLATINUM AND GOL RECORDING & PUBLISHING COMPANY


NAME                                SHARES


Carol Neal                          6,000,000

Valerie Peters                      2,000,000

Louise Cavell                       2,000,000

Randy Bernsen                       20,000

Glenda Grainger                     20,000